AMENDED AND RESTATED WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT THEN REQUIRED.

                            JWGENESIS FINANCIAL CORP.
                            SUCCESSOR IN INTEREST TO
                      J W CHARLES FINANCIAL SERVICES, INC.
                            980 NORTH FEDERAL HIGHWAY
                            BOCA RATON, FLORIDA 33432

                              AMENDED AND RESTATED
                          COMMON STOCK PURCHASE WARRANT


Date of Issuance:                                           Right to Purchase
January 19, 1996                                            400,000 Shares

Expiration Date:
December 31, 2002

      THIS CERTIFIES THAT, for value received, the person named immediately below,

                                SIOBAIN - VI LTD.

or the registered assigns of such person (the "Registered Holder"), is entitled to purchase from JWGENESIS FINANCIAL CORP., SUCCESSOR IN INTEREST TO J W CHARLES FINANCIAL SERVICES, INC., a Florida corporation (the "Company"), the number of shares of the Company's common stock, $.001 par value per share, set forth above, subject to adjustment pursuant to Section 5 hereof, at the Exercise Price (as defined in subsection 3.1) per Share, subject to adjustment as set forth in
Section 4 hereof (the "Exercise Price").

      The amount and kind of securities purchasable pursuant to the rights granted under this Warrant and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant. This Warrant is also subject to the following provisions:

                                       1.
                               CERTAIN DEFINITIONS

      As used in this Warrant, the following terms have the meanings set forth below:

      "AFFILIATE" means any corporation directly under common control with the Registered Holder.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON STOCK" means the Company's common stock, $.001 par value per share, as constituted on the Date of Issuance. However, upon the occurrence of certain events prescribed herein that affect the Common Stock otherwise issuable upon exercise of this Warrant, Common Stock shall mean Warrant Stock.

      "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock Outstanding plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 3 of this Warrant

      "DATE OF ISSUANCE" is the date set forth on the front page of this Warrant (referring to the date of initial issuance of the Old Warrant for which this Warrant is an amendment and restatement), and the terms "date hereof," "date of this Warrant," and similar expressions shall be deemed to refer to the Date of Issuance of this Warrant.

      "EXERCISE PERIOD" means the period of time commencing on the Date of Issuance and ending at 12:00 Midnight, Eastern Time, on December 31, 2002.

      "GAAP" means generally accepted accounting principles as applied in the United States and on a basis with respect to the Company that is consistent for or within each period affected.

      "MARKET PRICE" means as to any security (i) the average of the closing prices of such security's sales on the principal domestic securities exchange on which such security may at the time be listed (but only if such exchange, as opposed to The Nasdaq Stock Market, is the principal trading market for such security), or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or (iii) if on any day such security is not so listed and traded, the average of the representative bid and asked prices quoted in The Nasdaq Stock Market as of the close of trading in New York City on such day, or, if on any day such security is not quoted in The Nasdaq Stock Market, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 consecutive business days consisting of the business day immediately preceding the day as of which "Market Price" is being determined and the 19 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange or quoted in The Nasdaq Stock Market, the term "business day" or "business days" as used in this sentence means a day or days, as applicable, on which such exchange or The Nasdaq Stock Market is open for trading or quotation, as the case may be. If at any time such security is not listed on any domestic securities exchange or quoted in The Nasdaq Stock Market or the domestic over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Company and the Registered Holder; provided that if such parties are unable to reach agreement, such fair value will be determined by an appraiser jointly selected by the Company and the Registered Holder.

      "THE NASDAQ STOCK MARKET" means the Nasdaq Inter-Dealer Quotation System or such other similar inter-dealer quotation system as may in the future be used generally by members of the National Association of Securities Dealers, Inc. for over-the-counter transactions in securities.

      "OLD WARRANT" means that certain Common Stock Purchase Warrant dated as of January 19, 1996 pursuant to which the Company granted to W T Investments, Inc. the right to purchase, subject to adjustments stated therein, up to 400,000 shares of the Company's Common Stock.

      "PERSON" means an individual,  a  partnership,  a corporation,  a trust, a
joint  venture,  an  unincorporated  organization,   and  a  government  or  any
department or agency thereof.

      "WARRANT STOCK" means shares of the Company's authorized but unissued Common Stock issued or issuable upon exercise of this Warrant or any other of the Warrants; provided that if there is a change such that the securities issuable upon exercise of a Warrant are issued by an entity other than the Company, or there is a change in the class of securities so issuable, then the term "Warrant Stock" will mean one share of the security issuable upon exercise of the Warrant if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

      "WARRANT" means this Warrant providing for the purchase of up to 400,000 shares of Common Stock, subject to adjustment as provided herein, and all common stock purchase warrants issued in exchange or substitution for this Warrant or any such other common stock purchase warrant issued pursuant to the terms hereof or thereof, as the case may be.

                                       2.
                               EXERCISE OF WARRANT

      2.1 EXERCISE PERIOD. The Registered Holder may exercise this Warrant, in whole or in part (but not as to a fractional share), at any time and from time to time, during the Exercise Period.

      2.2 EXERCISE PROCEDURE.

            (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

            (i) a completed Exercise Agreement, as described below, executed by the Registered Holder exercising all or part of the purchase rights represented by this Warrant;

            (ii) this Warrant (subject to delivery by the Company of a new Warrant with respect to any unexercised portion, as provided in Section 2.2(b)); and

            (iii) a  certified  check or other  certified  funds  payable to the
                  Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise.

            (b) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant will be delivered by the Company to the Registered Holder within ten days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Company will, within such ten-day period, deliver such new Warrant to the Registered Holder.

            (c) The Warrant Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Registered Holder on the Exercise Date, and the Registered Holder will be deemed for all purposes to have become the record holder of such Warrant Stock on the Exercise Date.

            (d) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant will be made without charge to the Registered Holder for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Registered Holder of this Warrant, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            (e) The Company will not close its books for the transfer of this Warrant or of any of the securities issuable upon the exercise of this Warrant in any manner that interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

      2.3 EXERCISE AGREEMENT. The Exercise Agreement will be substantially in the form set forth as Exhibit I hereto.

      2.4 FRACTIONAL SHARES. If a fractional share of Warrant Stock would be issuable upon exercise of the rights represented by this Warrant, the Company will, within 20 days after the Exercise Date, deliver to the Registered Holder a check payable to the Registered Holder, in lieu of such fractional share, in an amount equal to the Market Price of such fractional share as of the close of business on the Exercise Date.

                                       3.
                                 EXERCISE PRICE

      3.1   GENERAL.

            (a) The exercise price per Share shall be $11.30. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price will also be subject to adjustment from time to time pursuant to this Section 3.

            (b) If and whenever the Company issues or sells, or in accordance with subsection 3.2 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the lesser of ninety percent (90%) of the Market Price per share of Common Stock, on the one hand, and the Exercise Price in effect immediately prior to the time of such issuance or sale, on the other hand (such lesser price being hereinafter referred to as the "Antidilution Strike Price"), then immediately upon such issuance or sale the Exercise Price will be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to the issuance or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding prior to the issuance or sale plus (ii) the number of shares of Common Stock (in terms of Warrant Stock issuable upon an exercise of this Warrant) that the maximum aggregate amount receivable by the Company upon such issuance or sale would purchase at the Antidilution Strike Price effective immediately prior to the issuance or sale, and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale.

            (c) The following securities or transactions shall be excluded from the operation of paragraph (b) of this subsection 3.1 and subsection 3.2:

            (i) The existence and any exercise of any option, warrant, or other right to purchase Common Stock, or the conversion into or exchange for Common Stock of any security of the Company, that is outstanding on the Issuance Date.

            (ii) Any grant or exercise of options for Common Stock under the Company's 1990 Stock Option Plan, as it has been or may be amended.

            (iii) Any  issuance of Common Stock as the payment of all or part of
                  the  purchase   price  in   connection   with  the   Company's
                  acquisition of the business and operations of another party.

      3.2  EFFECT  ON  EXERCISE  PRICE  OF  CERTAIN  EVENTS.   For  purposes  of
determining the adjusted Exercise Price under subsection 3.1 above, the following provisions will be applicable:

            (a) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Antidilution Strike Price effective immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" will be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus, in the case of Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of such Options. Except as otherwise provided in paragraphs (c) and (d) below, no adjustment of the Exercise Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (b) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities, and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Antidilution Strike Price effective immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" will be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in paragraphs (c) and
(d) below, no adjustment of the Exercise Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 3, no further adjustment of the Exercise Price will be made by reason of such issuance or sale.

            (c) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time (other than under or by reason of provisions that are designed to protect against dilution of the type set forth in this Section 3 and that have no more favorable effect on the holders of such Options or Convertible

Securities than this Section 3 would have if this Section 3 were included in such Options or Convertible Securities), then the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued, or sold; such adjustment of the Exercise Price will be made whether the result thereof is to increase or reduce the Exercise Price then in effect under this Warrant, provided that no such adjustment shall increase the Exercise Price above the initial Exercise Price hereof.

            (d) TREATMENT OF TERMINATED OR EXPIRED OPTIONS AND CONVERTIBLE SECURITIES. Upon the expiration or the termination of any Option or of any right to convert or exchange any Convertible Security, without the exercise of such Option or right, the Exercise Price then in effect hereunder will be adjusted to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security never been issued, but such subsequent adjustment shall not affect the number of shares of Common Stock issued upon any exercise of this Warrant prior to the date such adjustment is made.

            (e) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options, or Convertible Securities are issued or sold or deemed to have been issued or sold for consideration that includes cash, then the amount of cash consideration actually received by the Company will be deemed to be the cash portion thereof. If any Common Stock, Options, or Convertible Securities are issued or sold or deemed to have been issued or sold for a consideration part or all of which is other than cash, then the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. If any Common Stock, Options, or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, then the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options, or Convertible Securities, as the case may be.

            (f) INTEGRATED TRANSACTIONS. If any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued without consideration.

            (g) TREASURY SHARES. The number of shares of Common Stock Deemed Outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issuance or sale of Common Stock.

      3.3 SUBDIVISION OR COMBINATION OF COMMON STOCK; AND STOCK DIVIDENDS, ETC. If the Company shall at any time after the date hereof (a) issue any shares of Common Stock or Convertible Securities, or any rights to purchase Common Stock or Convertible Securities, as a dividend or other distribution upon Common

Stock, (b) issue any shares of Common Stock, in subdivision of outstanding shares of Common Stock by reclassification or otherwise, or (c) combine outstanding shares of Common Stock, by reclassification or otherwise, then the Exercise Price that would apply if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such dividend or other distribution, subdivision, or combination and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such dividend, subdivision, or combination.

      3.4 CERTAIN DIVIDENDS OR DISTRIBUTIONS. If the Company shall declare a dividend or other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in Common Stock or Convertible Securities, the Exercise Price that would apply if purchase rights under the Warrants were being exercised immediately prior to the declaration of such dividend or distribution shall be reduced by an amount equal, in the case of a dividend or other distribution in cash, to the amount thereof payable per share of the Common Stock or, in the case of any other dividend or distribution, to the fair value of such dividend or distribution per share of the Common Stock as determined in good faith by the Board of Directors of the Company. For purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged with an amount equal to the fair value of such dividend or distribution as determined in good faith by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend or distribution, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend or distribution are to be determined.

      3.5 NO DE MINIMIS ADJUSTMENTS. No adjustment of the Exercise Price shall be made if the amount of such adjustment would be less than five cents per share, but in such case any adjustment that otherwise would be required to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to not less than five cents per share.

                                       4.
                             ADJUSTMENT OF NUMBER OF
                          SHARES ISSUABLE UPON EXERCISE

      If the Company issues or sells, or, in accordance with Section 3 hereof, is deemed to have issued or sold, any shares of its Common Stock for a consideration per share below the Antidilution Strike Price, then upon each adjustment of the Exercise Price pursuant to Section 3 hereof, the Registered Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price in effect on the date purchase rights under this Warrant are exercised, the number of shares of Warrant Stock, calculated to the nearest 1/100th share, determined by (a) multiplying the number of shares of Warrant Stock purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the adjusted Exercise Price in effect on the date of such exercise.

The provisions of subsection 2.4 shall apply, however, so that no fractional share of Warrant Stock shall be issued upon exercise of this Warrant.

                                       5.
                   EFFECT OF REORGANIZATION, RECLASSIFICATION
                         CONSOLIDATION, MERGER, OR SALE

      If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares provided for in subsection 3.3 hereof), any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any change in the Common Stock), or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, then the Registered Holder of this Warrant shall thereafter upon exercise of this Warrant be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Common Stock (and any other securities and property) of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the Registered Holder of this Warrant to the end that the provisions set forth in this Warrant (including those relating to adjustments of the Exercise Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition and the Registered Holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation, or merger. If in any such reorganization, reclassification, consolidation, or merger, additional shares of Common Stock shall be issued in exchange, conversion, substitution, or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 3, with the amount of the consideration received upon the issue thereof being determined in good faith by the Board of Directors of the Company. The Company shall not effect any such reorganization, consolidation, or merger unless, upon or prior to the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the Registered Holder hereof such shares of stock or other securities, cash, or property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. Notwithstanding any other provisions of this Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Warrant shall terminate

60 days after the Company gives written notice to the Registered Holder of this Warrant that such sale or other disposition has been consummated.

                                       6.
                              NOTICE OF ADJUSTMENT

      Immediately upon any adjustment of the Exercise Price, or increase or decrease in the number of shares of Common Stock purchasable upon exercise of this Warrant, the Company will send written notice thereof to the Registered Holder, stating the adjusted Exercise Price and the increased or decreased number of shares purchasable upon exercise of this Warrant and setting forth in reasonable detail the method of calculation for such adjustment and increase or decrease. When appropriate, such notice may be given in advance and included as part of any notice required to be given pursuant to Section 7 below.

                                       7.
                         PRIOR NOTICE OF CERTAIN EVENTS

      If at any time:

            (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock;

            (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights;

            (c) there shall be any reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with another corporation (other than a direct or indirect subsidiary of the Company), or a sale or disposition of all or substantially all its assets; or

            (d)  there  shall  be  a  voluntary  or   involuntary   dissolution,
      liquidation, or winding up of the Company,

then, in each such case, the Company shall give prior written notice, by hand delivery or by certified mail, postage prepaid, addressed to the Registered Holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution, or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place, as the case may be. A copy of each such notice shall be sent simultaneously to each transfer agent of the Company's Common Stock. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 30 days prior to the record date or the effective date, whichever is earlier, of the subject action or other event.

                                       8.
                           RESERVATION OF COMMON STOCK

      The Company will at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants, and upon such issuance such shares of Common Stock will be validly issued, fully paid, and nonassessable.

                                       9.
                       NO STOCKHOLDER RIGHTS OR OBLIGATION

      This Warrant will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action under Section 2.2 hereof by the Registered Holder to purchase Warrant Stock, and no enumeration in this Warrant of the rights or privileges of the Registered Holder, will give rise to any obligation of such Holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

                                       10.
                               NON-TRANSFERABILITY

      This Warrant and all rights hereunder are not transferable, in whole or in part, except to an Affiliate. The Warrant Stock issued upon exercise hereof may not be offered, sold, or transferred except in compliance with the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, and then only against receipt of an agreement of the Person to whom such offer or sale is made to comply with the provisions of this Section 10 with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any Person purchasing any security underlying this Warrant pursuant to a registration statement effective under the Act. The Registered Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof under circumstances that might require registration of such security under the Act, or any similar statute then in effect, the Registered Holder shall give written notice to the Company, expressing its intention as to such disposition. Promptly upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the opinion of such counsel (or of other securities counsel reasonably acceptable to the Company), the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Registered Holder of such opinion, whereupon the Registered Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Registered Holder to the Company. The above agreement by the Registered Holder of this Warrant shall not be deemed to limit or restrict in any respect the exercise of rights set forth in Section 11 hereof.

                                       11.
                               REGISTRATION RIGHTS

      11.1 "PIGGYBACK RIGHTS". If at any time during the Exercise Period, the Company shall prepare and file one or more registration statements under the Act with respect to a public offering of equity or debt securities of the Company, or of any such securities of the Company held by its security holders, the Company will include in any such registration statement such information as is required, and such number of the Warrant Stock issuable, or previously issued and then outstanding, pursuant to the exercise of this Warrant (collectively, the "Warrant Securities") held by the Registered Holders thereof or their respective designees or transferees as may be requested, to permit a public offering of the Warrant Securities so requested; provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of the Warrant Securities requested to be registered, when added to the securities being registered by the Company or the selling security holder(s), would exceed the maximum amount of the Company's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then the Company may exclude from such offering all or any portion of the Warrant Securities requested to be so registered, but only if no securities are included in such registration statement other than securities being sold for the account of the Company or by Persons pursuant to the exercise of "demand" registration rights or of "piggyback" registration rights granted prior to the Issuance Date which are expressly senior to those of the Registered Holder, and then only on a pro rata basis with respect to all securities not being sold by the Company or by Persons exercising such "demand" or senior "piggyback" registration rights. The Company shall bear all fees and expenses incurred by it in connection with the preparation and filing of such registration statement. In the event of such a proposed registration, the Company shall furnish the then Registered Holders of Warrant Securities with not less than thirty (30) days' written notice prior to the proposed or expected effectiveness date of such registration statement. Such notice shall continue to be given by the Company to Registered Holders of Warrant Securities, with respect to subsequent registration statements filed by the Company, until such time as all of the Warrant Securities have been registered or may be sold by the Registered Holders thereof without registration under the Act or applicable state securities laws and regulations, and without limitation as to volume, pursuant to Rule 144 of the Act or any succeeding provision. The holders of Warrant Securities shall exercise the rights provided for in this subsection
11.1 by giving written notice to the Company, within twenty (20) days of receipt of the Company's notice provided for herein.

      11.2  CERTAIN PROCEDURES AND REQUIREMENTS OF REGISTERED HOLDER.

            (a) INFORMATION TO BE FURNISHED BY REGISTERED HOLDER. In connection with the registration of the Warrant Securities, and as a condition to the Company's obligations under subsection 11.1, the Registered Holder will furnish to the Company in writing such information with respect to such Registered Holder and its proposed disposition as shall be reasonably necessary in order to assure compliance with the Act and with other federal and applicable state securities laws. Without limiting the generality of the foregoing, in connection with an underwritten public offering, such Registered Holder electing such method of disposition agrees to enter into, as required, a written agreement with the managing underwriter in such form and containing such provisions as is customary in the securities business for such an arrangement, and to complete and execute all questionnaires, powers of attorney, indemnities, and other documents or instruments reasonably required under such terms of the underwriting arrangements.

            (b) EXPENSES OF REGISTERED HOLDER. All underwriting discounts and selling commissions applicable to the sale of any Warrant Securities as well as fees and expenses of any counsel, accountant, or other advisor to the Registered Holder shall be borne by the Registered Holder.

            (c) CERTAIN RESTRICTIONS. Notwithstanding anything to the contrary contained in this Section 11, if there is a firm commitment underwritten offering of securities for the Company pursuant to a registration covering shares of the Warrant Securities, and if the Registered Holder does not elect to sell its Warrant Securities to the underwriters of the Company's securities in connection with such offering, then the Registered Holder (if requested by the managing underwriter) shall agree to refrain from selling any of its Warrant Securities that are otherwise registered pursuant to this Section 11 during the period in which the underwriting syndicate, as such, participates in the after-market. Such Registered Holder shall, however, be entitled to sell such securities, in any event, commencing on the 120th day after the effective date of such registration statement, if then lawful to do so under applicable securities laws and rules of the Commission.

            (d) INDEMNIFICATION BY REGISTERED HOLDER. In connection with a registration of the Warrant Securities under the Act pursuant to this Section 11, the Company and the Registered Holder shall enter into customary indemnification agreements with regard to losses, claims, damages or liabilities arising therefrom. In addition, if such registration relates to an underwritten offering, such indemnification agreements shall include the underwriters thereof as a party thereto.

      11.3 SURVIVAL. The rights and obligations set forth in this Section 11 shall survive the exercise and surrender of this Warrant.

                                       12.
                                  MISCELLANEOUS

      12.1 AMENDMENT, RESTATEMENT, AND CANCELLATION OF PREVIOUS WARRANTS. Notwithstanding anything to the contrary contained or implied herein or in the Old Warrant, and as set forth in that certain letter from W T Investments, Inc. to the Company dated February 6, 1998 whereby W T Investments, Inc. consented to the amendment, restatement, and cancellation of that certain Common Stock Purchase Warrant dated as of January 19, 1996 pursuant to which the Company initially granted to W T Investments, Inc. the right to purchase, subject to adjustments stated therein, up to 400,000 shares of the Company's Common Stock (the "Old Warrant"), the Old Warrant is hereby cancelled and of no further force or effect, and this Warrant, which amends and restates the Old Warrant in connection with such cancellation, is hereby substituted in lieu thereof and in lieu of, any prior rights or expectations concerning the issuance to the

Registered Holder of shares of Common Stock or rights to acquire Common Stock from the Company.

      12.1 AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of the Warrant may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Registered Holder.

      12.2 NOTICES. Any notices required to be sent to a Registered Holder of this Warrant or of any Warrant Stock purchased upon the exercise hereof will be delivered to the address of such Registered Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by registered or certified mail, postage prepaid, and will be deemed to have been given when so delivered in person or on the third business day following the date so sent by mail.

      12.3 DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity, and interpretation of this Warrant will be governed by the laws of the State of Florida.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and attested by its duly authorized officers under its corporate seal.

                                    JWGENESIS FINANCIAL CORP.


[SEAL]                              By: /s/ Joel Marks
                                        ----------------------------------------
                                         Name:  Joel Marks
                                                --------------------------------
                                         Title: Vice Chairman
                                                --------------------------------

Attest:

/s/ W. Randy Eaddy
------------------------------------
Secretary or Assistant Secretary

                                    EXHIBIT I

                               EXERCISE AGREEMENT

To:                                         Dated:

            The undersigned Record Holder, pursuant to the provisions set forth in the within Warrant, hereby subscribes for and purchases _____ shares covered by such Warrant and herewith makes full cash payment of $__________________ for such Warrant Stock at the Exercise Price provided by such Warrant.


                                   ---------------------------------------------
                                   (Signature)



                                   ---------------------------------------------
                                   (Print or type name)


                                   ---------------------------------------------
                                   (Address)

                                   ---------------------------------------------

                                   ---------------------------------------------




      NOTICE: The signature on this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration, enlargement, or any change whatsoever, and must be guaranteed by a bank, other than a saving bank, having an office or correspondent in New York, New York, Boca Raton or Miami, Florida, or Atlanta, Georgia, or by a firm having membership on a registered national securities exchange and an office in New York, New York, Boca Raton or Miami, Florida, or Atlanta, Georgia.


                               SIGNATURE GUARANTEE


Authorized Signature:
                      ----------------------------------------------------------
Name of Bank or Firm:
                      ----------------------------------------------------------
Dated:
                      ----------------------------------------------------------